KENNEDY-WILSON HOLDINGS, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 489398 10 7 This Certifies that SPECIMEN is the registered holder of FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE COMMON STOCK OF KENNEDY-WILSON HOLDINGS, INC. transferable on the books of KENNEDY-WILSON HOLDINGS, INC. (the "Company") in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the tacsimine signatures of its duly authorized officers. Dated: Secretary Seal President Countersigned and Registered: CONTINENTAL STOCK TRANSFER & TRUST COMPANY (Jersey City, NJ) TRANSFER AGENT AND REGISTRAR AUTHORIZED OFFICER

Kennedy-Wilson Holdings, Inc. The Company will furnish without charge to each stockholder who so requests the powers, designations preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Second Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT- Custodian (Cust)-(Minor) Under Uniform Gifts to m Act: (State) Additional Abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer said stock on the books of the within named Company with full power of substitution in the premises. Dated Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any chance whatever. Signature(s) Guaranteed: The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15).